Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Endologix, Inc. of our report dated March 9, 2015 relating to the financial statements of TriVascular Technologies, Inc., which appears in Endologix, Inc.’s Current Report on Form 8-K dated Oct. 26, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 26, 2015